                                                                 Exhibit EX-99.i

                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18/th/ & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757

December 24, 2003

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware  19809

     Re:  Shares Registered by Post-Effective Amendment No. 84 to
          Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

          We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 84 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value par share (collectively, the "Shares"), with respect to the Company's n/i numeric investors Emerging Growth Fund, the n/i numeric investors Growth Fund, the n/i numeric investors Mid Cap Fund and the n/i numeric investors Small Cap Value Fund:

               PORTFOLIO                           CLASS       AUTHORIZED SHARES

n/i numeric investors Emerging Growth Fund           FF           50 million

n/i numeric investors Growth Fund                    GG           50 million

n/i numeric investors Mid Cap Fund                   HH           50 million

n/i numeric investors Small Cap Value Fund           MMM         100 million

The amendment seeks to register an indefinite number of the Shares.

          We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United Stated of America.

          Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation for not less than $ .001 per share, will be legally issued, fully paid and non-assessable by the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.

                                        Very truly yours,


                                        /s/ DRINKER BIDDLE & REATH LLP
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                                        DRINKER BIDDLE & REATH LLP